UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2016

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(814) 870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President of Services and Executive Vice President of Agency & Marketing and Products
Erie Indemnity Company (the "Company") appointed Lorianne Feltz, 47, Executive Vice President of Services. During her 27 years with the Company, Ms. Feltz has held a number of leadership positions, including District Sales Manager, Branch Manager and Regional Vice President; Senior Vice President of the Company's Agency and Marketing Divisions; and most recently, Senior Vice President of Customer Service.
The Company also appointed Douglas E. Smith, 42, Executive Vice President of Agency & Marketing and Products. Mr. Smith has been with the Company for 17 years. During that time, he served in the Company’s Actuarial Division and as Senior Vice President of the Personal Lines Division. Since July 2016, Mr. Smith has served as Interim Executive Vice President of Agency & Marketing and Products.
There is no family relationship between either Ms. Feltz or Mr. Smith and any other executive officer or member of the board of directors of the Company, and there are no related party transactions with regard to either Ms. Feltz or Mr. Smith that are reportable under Item 404(a) of Regulation S-K. Neither Ms. Feltz nor Mr. Smith is a party to any plan, contract, or arrangement in connection with their appointment as an Executive Vice President of the Company.
The compensation arrangement for each of Ms. Feltz and Mr. Smith includes (i) an annual base salary of $350,000, (ii) a target Annual Incentive Plan award equal to 60% of base salary and (iii) a target Long Term Incentive Plan award equal to 90% of base salary.
Both Executive Vice President appointments become effective November 10, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

October 21, 2016	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: Corporate Secretary and Senior Counsel